UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

Bluerock Multifamily Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

Disposition of The Gardens at Hillsboro Village

On September 30, 2013, Bell BR Hillsboro Village JV, LLC, a joint venture in which Bluerock Multifamily Growth REIT, Inc. (the “Company”) holds an indirect 12.5% equity interest, sold The Gardens at Hillsboro Village, a 201-unit multifamily community located in Nashville, Tennessee (the “Hillsboro Property”), to Investment Property Exchange Services, Inc., as Qualified Intermediary for NIC Hillsboro Village, LLC (“NIC Hillsboro”), which is an unaffiliated third party, for $44,000,000. The sale generated proceeds to the Company of approximately $2.41 million based on its proportionate ownership, after closing costs and reserves and excluding a disposition fee of $82,500 payable per the advisory agreement between the Company and its advisor and deferred by the advisor. NIC Hillsboro assumed the existing Fannie Mae indebtedness on the Hillsboro Property in the original principal amount of approximately $23.2 million (the “Loan”), of which $22.8 million was outstanding as of September 30, 2013. Ramin Kamfar, the Chairman of the board of directors of the Company, and James G. Babb, the Company’s Chief Investment Officer and a director of the Company, were released as guarantors for the Loan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK MULTIFAMILY GROWTH REIT, INC.

Dated: October 4, 2013	By:	/s/ Jordan Ruddy
Jordan Ruddy
President and Chief Operating Officer